January 9, 2004

Houston American Energy Corp.
801 Travis Street, Suite 2020
Houston, Texas 77002

Gentlemen:

     You have requested that I furnish you my legal opinion with respect to the legality of the following described securities of Houston American Energy Corp. (the "Company") covered by a Form SB-2 Registration Statement, as amended through the date hereof (the "Registration Statement") initially filed with the Securities and Exchange Commission (File No. 33- ) by the Company on January __, 2004 for the purpose of registering such securities under the Securities Act of 1933:

     1. 1,633,949 shares of common stock, $.001 par value (the "Offered Shares" or the "Registered Securities") being offered by certain existing shareholders of the Company.

     In connection with this opinion, I have examined the corporate records of the Company, including the Company's Certificate of Incorporation, Bylaws, and the Minutes of its Board of Directors and Shareholders meetings, the Registration Statement, and such other documents and records as I deemed relevant in order to render this opinion. Based upon the foregoing, it is my opinion that the Registered Securities, when sold and issued in accordance with the Registration Statement and the final prospectus thereunder, and for the consideration therein referred to, will be legally issued, fully paid, and non-assessable.

     In giving the opinions expressed above, I advise that my opinions herein are with respect to federal law and the law of the State of Texas only and that, to the extent such opinions are derived from laws of other jurisdictions, such statements are based upon an examination of relevant authorities and are believed to be correct, but I have obtained no legal opinions as to such matters from attorneys licensed to practice in such other jurisdictions.

     I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding my firm and the use of my name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

                                   Very truly yours,


                                   /s/ Michael W. Sanders

                                   Michael W. Sanders


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